Exhibit 10.22

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

TDG ACQUISITION COMPANY, LLC

(and Six15 Technologies Holdings Corp.-post-Conversion)

Senior Convertible Promissory Note

$50,000	Original Issue Date: October 3, 2022

TDG ACQUISITION COMPANY, LLC (together with any successors and assigns who become such in accordance herewith, the “Company”), a Delaware limited liability company, for value received, hereby promises to pay to RICHARD RYAN or registered assigns (“Holder”) the principal sum of FIFTY THOUSAND Dollars ($50,000) on the earlier to occur of: (i) December 31, 2022 (the “Final Maturity Date”) and (ii) the date of the first Liquidity Event (as hereinafter defined) to occur after the date first stated hereinabove (the “Original Issue Date”) (as the case may be, the “Maturity Date’).

Interest at the rate of twelve percent (12%) per annum shall accrued commencing on the Original Issuer Date and shall be payable on the Maturity Date on the terms applicable to the principal of this Note.

Payment of principal and interest under this Senior Convertible Promissory Note (this “Note”) shall be made in shares of Common Stock of the C-Corp. valued at the Conversion Price (as such terms are hereinafter defined); provided, however, that if no Liquidity Event shall have occurred on or prior to the Final Maturity Date then payment of principal and interest shall be made in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the Holder hereof at the address shown in the register maintained by the Company for such purpose; and provided further, however, that in such event such Holder may elect (in Holder’s discretion) to receive such payment in common units of the Company valued at the exchange ratio provided for in the Contribution Agreement, dated as of June __, 2022 (as the same may be amended and/or restated in accordance with its terms, the “C-Corp. Agreement”) among the Company, Six15 Technologies Holding Corp., a Delaware corporation (“C-Corp.”), and the present direct and indirect holders of equity interests in the Company. In accordance with the C-Corp. Agreement, upon the consummation of the transactions contemplated thereby the C-Corp. shall assume the obligations of the Company under this Note.

If payment of principal and interest under this Note is payable in shares of Common Stock of C-Corp. as aforesaid, the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing a number of shares of Common Stock of C-Corp. (“Conversion Shares”) equal to: (A) the principal and interest then due and payable under this Note divided by (B) the Conversion Price. In lieu of issuing fractional Conversion Shares, the Company shall pay cash in an amount equal to the product of the then applicable Conversion Price and the number of fractional shares that would otherwise be issuable hereunder. If less than all of the outstanding principal and interest under this Note is converted into shares of Common Stock of C-Corp (or common units of the Company) pursuant to the terms of this Note, the Company will additionally deliver to the Holder an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal and interest not so converted and otherwise in form and substance substantially identical to this Note. Upon delivery of Conversion Shares as aforesaid, all rights of the Holder will cease as to that portion of the Note so converted, and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the C-Corp. Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder of this Note or its attorney duly authorized in writing.

No term, condition or covenant of this Note may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except as agreed by the Holder. No waivers of or exceptions to any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

For the purposes of this Note, the following terms shall have the following meanings:

“Conversion Price” means the product of (i) offering price per share of Common Stock of C-Corp. paid in the first Liquidity Event to occur after the Original Issue Date and (ii) 100% less the Discount;

“Discount” means thirty percent (30%); and

“Liquidity Event” means an offering of the Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) of C-Corp. of resulting in the listing for trading of such Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

THIS NOTE AND THE EXCHANGE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

This Note is executed as of the date first written above.

TDG ACQUISITION COMPANY, LLC
a Delaware limited liability company

By:
Name:	Richard Ryan
Title:	President